Exhibit 77Q(1)


Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Liquid Cash Trust was held on March 22, 1999. The following items, which are required to be reported under this Item 77C, were approved at the meeting:

1. Vote on Trustees.

Names					Shares voted		Withheld authority
					affirmatively		to vote
Thomas G. Bigley                         251,810,331             14,636,595
John T. Conroy, Jr.                      251,810,331             14,636,595
Nicholas P. Constantakis                 251,810,331             14,636,595
John F. Cunningham                       251,810,331             14,636,595
J. Christopher Donohue                   251,810,331             14,636,595
Peter E. Madden                          251,810,331             14,636,595
Charles F. Mansfield, Jr.                251,810,331             14,636,595
John E. Murray, Jr.                      251,810,331             14,636,595
John S. Walsh                            251,810,331             14,636,595

	Shares voted affirmatively.....................251,810,331
	Shares abstaining..............................14,636,595

2. To ratify the selection of Deloitte & Touche LLP as the Trust's independent auditors.

	Shares voted affirmatively.....................251,582,084
	Shares voted negatively........................228,246
	Shares abstaining..............................14,636,595

3. To make changes to the Trust's fundamental investment policies:

(a) To approve making non-fundamental, and amending, the Trust's fundamental investment policy regarding maturity of money market instruments.

	Shares voted affirmatively.....................235,662,518
	Shares voted negatively........................10,259,559
	Shares abstaining..............................20,524,849

(b) To approve making non-fundamental, and amending, the Trust's fundamental investment policy regarding investing in restricted securities.

	Shares voted affirmatively.....................219,214,455
	Shares voted negatively........................31,668,388
	Shares abstaining..............................15,564,081

(c) To approve making non-fundamental the Trust's policy prohibiting investment in securities to exercise control of an issuer.

	Shares voted affirmatively.....................234,064,591
	Shares voted negatively........................16,818,253
	Shares abstaining..............................15,564,081

(d) To approve making non-fundamental, and amending, the Trust's ability to invest in the securities of other investment companies.

	Shares voted affirmatively.....................233,351,372
	Shares voted negatively........................17,531,472
	Shares abstaining..............................15,564,081

(e) To approve a revision in the Trust's fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding.

	Shares voted affirmatively.....................237,299,639
	Shares voted negatively........................13,583,205
	Shares abstaining..............................15,564,081

4. To eliminate certain of the Trust's fundamental investment policies:

(a) To approve removing the Trust's fundamental investment policy on investing in new issuers.

	Shares voted affirmatively.....................220,717,218
	Shares voted negatively........................30,165,625
	Shares abstaining..............................15,564,081

(b) To approve removing the Trust's fundamental investment policy on investing in oil, gas, and minerals.

	Shares voted affirmatively.....................197,133,450
	Shares voted negatively........................53,404,394
	Shares abstaining..............................15,909,081

(c) To approve removing the Trust's fundamental policy on investing in issuers whose securities are owned by Officers and Trustees.

	Shares voted affirmatively.....................197,966,185
	Shares voted negatively........................52,916,659
	Shares abstaining..............................15,564,081



(d) To approve removing the Trust's fundamental investment policy on investing in options.

	Shares voted affirmatively.....................223,931,818
	Shares voted negatively........................26,951,026
	Shares abstaining..............................15,564,081

(e) To approve removing the Trust's fundamental investment policy regarding short-term liquidity.

	Shares voted affirmatively.....................240,332,504
	Shares voted negatively........................10,550,339
	Shares abstaining..............................15,564,081

(f) To approve removing the Trust's fundamental investment policy regarding concentration and to reserve freedom to concentrate investments in the domestic banking industry.

	Shares voted affirmatively.....................246,845,863
	Shares voted negatively........................4,036,980
	Shares abstaining..............................15,564,081

5. To approve a clarifying amendment to the Trust's Investment Advisory Agreement to exclude Rule 12b-1 fees and shareholder service fees from the expense cap.

	Shares voted affirmatively.....................230,440,398
	Shares voted negatively........................10,312,518
	Shares abstaining..............................25,694,009

6. To approve an amendment and restatement to the Trust's Declaration of Trust to require the approval by a "1940 Act" majority of the outstanding voting shares in the event of the sale or conveyance of the assets of the Trust to another trust or corporation.

	Shares voted affirmatively.....................231,349,479
	Shares voted negatively........................4,442,670
	Shares abstaining..............................30,654,776

7. To approve a proposed Agreement and Plan of Reorganization between the Trust and Money Market Obligations Trust, on behalf of its series, Liquid Cash Trust (the "New Fund"), whereby the New Fund would acquire all of the assets of the Trust in exchange for shares of the New Fund to be distributed pro rata by the Trust to its shareholders in complete liquidation and termination of the Trust.

	Shares voted affirmatively.....................228,670,408
	Shares voted negatively........................7,258,547
	Shares abstaining..............................30,517,970



The Definitive Proxy Statement for the Special Meeting held on March 22, 1999 was filed with the Securities and Exchange Commission on February 3, 1999, and is incorporated by reference. (File No. 811-3057)